Exhibits 10.20
SECOND LOAN MODIFICATION AGREEMENT
(Domestic)
This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of November 8, 2011, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and (b) SPIRE CORPORATION, a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Corporation”), SPIRE SOLAR, INC., a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Solar”), SPIRE BIOMEDICAL, INC., a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Biomedical”), and SPIRE SEMICONDUCTOR, LLC, a Delaware limited liability company, with its principal place of business at 25 Sagamore Park Road, Hudson, New Hampshire 03051 (“Spire Semiconductor”) (Spire Corporation, Spire Solar, Spire Biomedical, and Spire Semiconductor are jointly and severally, individually and collectively, “Borrower”).

1.
DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 16, 2009, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of November 16, 2009, between Borrower and Bank, as amended by a certain First Loan Modification Agreement (Domestic) dated as of June 15, 2010 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(b) thereof:
“    (b)    Maximum Advances; Letter of Credit Sublimit.
(i)    The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount. In addition and notwithstanding the foregoing, (A) the aggregate amount of Advances outstanding at any time may not exceed Three Million Dollars ($3,000,000.00), and (B) while Borrower is Streamline Facility Eligible, the aggregate amount of (1) Advances outstanding hereunder, plus (2) the Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) issued pursuant to Section 2.1.3, may not exceed at any time the Streamline Availability Amount; provided, however, the Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) issued pursuant to Section 2.1.3 will not be added into this calculation at any time that Borrower has requested that it reduce availability under the Exim Agreement pursuant to Section 2.1.1(b) of the Exim Agreement (and that it does in fact reduce availability under the Exim Agreement) (such occurrence shall be the “LC Formula Event”).
(ii)    The sum of the aggregate amount of the Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) issued pursuant to Section 2.1.3 may not exceed the lesser of (A) One Million Five Hundred Thousand Dollars ($1,500,000.00) and (B) the Borrowing Base minus the principal amount of Advances outstanding hereunder.”
and inserting in lieu thereof the following:
“    (b)    Maximum Advances; Letter of Credit Sublimit.
(i)    The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount. In addition and notwithstanding the foregoing, (A) during the Adjusted Streamline Period, the aggregate amount of Advances outstanding at any time, together with the aggregate amount of Advances (as defined in the Exim Agreement) outstanding under the Exim Agreement, may not exceed Two Million Dollars ($2,000,000.00), (B) at all times other than the Adjusted Streamline Period, the aggregate amount of Advances outstanding at any time may not exceed Three Million Dollars ($3,000,000.00) and (C) at all times while Borrower is Streamline Facility Eligible, without limiting the limitations in (A) above, the aggregate amount of (1) Advances outstanding hereunder, plus (2) the Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) issued pursuant to Section 2.1.3, may not exceed at any time the Streamline Availability Amount; provided, however, the Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) issued pursuant to Section 2.1.3 will not be added into this calculation at any time that Borrower has requested that it reduce availability under the Exim Agreement pursuant to Section 2.1.1(b) of the Exim Agreement (and that it does in fact reduce availability under the Exim Agreement) (such occurrence shall be the “LC Formula Event”).
(ii)    The sum of the aggregate amount of the Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) issued pursuant to Section 2.1.3 may not exceed the lesser of (A) Two Million Five Hundred Thousand Dollars ($2,500,000.00) and (B) the Borrowing Base minus the principal amount of Advances outstanding hereunder.”

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(i) thereof:
“On any day that Borrower ceases to be Streamline Facility Eligible, all outstanding Advances made based on Aggregate Eligible Accounts shall be immediately due and payable, together with all Finance Charges accrued thereon, and all Letters of Credit issued pursuant to Section 2.1.3 shall immediately be cash secured on terms acceptable to Bank consistent with Section 2.1.3(a).”
and inserting in lieu thereof the following:
“On any day that Borrower ceases to be Streamline Facility Eligible, all outstanding Advances made based on Aggregate Eligible Accounts shall be immediately due and payable, together with all Finance Charges and Collateral Handling Fees (if any) accrued thereon, and all Letters of Credit issued pursuant to Section 2.1.3 shall immediately be cash secured on terms acceptable to Bank consistent with Section 2.1.3(a).”

3	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2.3 thereof:
“Borrower will pay a finance charge (the “Finance Charge”) on the Financed Receivable Balance which is equal to the Applicable Rate divided by 360 multiplied by the number of days each such Financed Receivable is outstanding multiplied by (a) with respect to Financed Receivables based on Eligible Accounts, the outstanding Financed Receivable Balance, and (b) with respect to Financed Receivables based on Aggregate Eligible Accounts, the outstanding Streamline Account Balance.”

and inserting in lieu thereof the following:
“Borrower will pay a finance charge (the “Finance Charge”) on the Financed Receivable Balance which is equal to the Applicable Rate divided by 360 multiplied by the number of days each such Financed Receivable is outstanding multiplied by (a) with respect to Financed Receivables based on Eligible Accounts, the outstanding Financed Receivable Balance, and (b) with respect to Financed Receivables based on Aggregate Eligible Accounts, (i) during the Adjusted Streamline Period, the outstanding Financed Receivable Balance and (ii) at all times other than the Adjusted Streamline Period, the outstanding Streamline Account Balance.”

4	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2.4 thereof:
“With respect to Financed Receivables based upon Eligible Accounts, Borrower will pay to Bank a collateral handling fee equal to 0.20% per month of the Financed Receivable Balance for each such Financed Receivable outstanding based upon a 360 day year (the “Collateral Handling Fee”).”
and inserting in lieu thereof the following:
“Borrower will pay to Bank a collateral handling fee equal to (a) during the Adjusted Streamline Period, 0.20% per month of the Financed Receivable Balance for each outstanding Financed Receivable based upon a 360 day year and (b) at all times other than the Adjusted Streamline Period, 0.20% per month of the Financed Receivable Balance for each outstanding Financed Receivable based upon Eligible Accounts based upon a 360 day year (the “Collateral Handling Fee”).”

5	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.3.1(b) thereof:
“    (i)    Borrower will pay to Bank, on the first day of each Reconciliation Period, all accrued Finance Charges on the Advances made based on the Aggregate Eligible Accounts;”
and inserting in lieu thereof the following:
“    (i)    Borrower will pay to Bank, on the first day of each Reconciliation Period, all accrued Finance Charges and Collateral Handling Fees (if any) on the Advances made based on the Aggregate Eligible Accounts;”

6	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.3.1(b)(ii) thereof:
“Each payment shall also include all accrued Finance Charges with respect to such Advance and all other amounts then due and payable hereunder; and”
and inserting in lieu thereof the following:
“Each payment shall also include all accrued Finance Charges and Collateral Handling Fees (if any) with respect to such Advance and all other amounts then due and payable hereunder; and”

7	The Loan Agreement shall be amended by inserting the following new definitions, appearing alphabetically in Section 13.1 thereof:
“    “2011 Effective Date” means November 8, 2011.”
“    “Adjusted Streamline Period” is the period commencing on the 2011 Effective Date and ending on the earlier to occur of (i) receipt by Bank of the materials required to be delivered by Borrower pursuant to Section 6.2(a)(i) with respect to the month ending November 30, 2011 or (ii) December 30, 2011.”

8	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:
“    “Applicable Rate” is (a) with respect to Financed Receivables based upon Eligible Accounts, a per annum rate equal to the Prime Rate plus two and one-half of one percent (2.50%), and (b) with respect to Financed Receivables based upon Aggregate Eligible Accounts, a per annum rate equal to the Prime Rate plus two percent (2.0%), provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower had Net Income greater than One Dollar ($1.00) at all times during the three-month period ending on the last day of the applicable Testing Month, the Applicable Rate with respect to Financed Receivables based upon Aggregate Eligible Accounts shall be a per annum rate equal to the Prime Rate plus one and one-half of one percent (1.50%).”
“    “Letter of Credit Facility Eligible” means, as of any day during any Subject Month, Borrower has provided evidence to Bank that it (a) had Liquidity of at least the sum of (i) Six Million Dollars ($6,000,000.00) plus (ii) the aggregate Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letters of Credit Reserve) at all times during the applicable Testing Month, and (b) has Liquidity of at least the sum of (i) Six Million Dollars ($6,000,000.00) plus (ii) the aggregate Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letters of Credit Reserve) on such day.”
“    “Streamline Facility Eligible” means, as of any day during any Subject Month, Borrower has provided evidence to Bank that it (a) had Liquidity of at least Six Million Dollars ($6,000,000.00) at all times during the applicable Testing Month, and (b) has Liquidity of at least Six Million Dollars ($6,000,000.00) on such day.”
and inserting in lieu thereof the following:
“    “Applicable Rate” is:
(a)    at all times during the Adjusted Streamline Period, a per annum rate equal to the Prime Rate plus two and one-half of one percent (2.50%); and
(b)     at all times other than the Adjusted Streamline Period, (i) with respect to Financed Receivables based upon Eligible Accounts, a per annum rate equal to the Prime Rate plus two and one-half of one percent (2.50%), and (ii) with respect to Financed Receivables based upon Aggregate Eligible Accounts, a per annum rate equal to the Prime Rate plus two percent (2.0%), provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower had Net Income greater than One Dollar ($1.00) at all times during the three-month period ending on the last day of the applicable Testing Month, the Applicable Rate with respect to Financed Receivables based upon Aggregate Eligible Accounts shall be a per annum rate equal to the Prime Rate plus one and one-half of one percent (1.50%).”
“    “Letter of Credit Facility Eligible” means:
(a)    during the Adjusted Streamline Period, Borrower has provided evidence to Bank that (i) at all times during the applicable Testing Month, Borrower had Liquidity equal to at least to the sum of (A) two (2) times the aggregate amount of all Advances outstanding hereunder together with all Advances (as defined in the Exim Agreement) outstanding under the Exim Agreement and (B) the aggregate Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letters of Credit Reserve) that have not been cash secured as contemplated by Section 2.1.3(a), and (ii) on such day, Borrower has Liquidity equal to at least to the sum of (A) two (2) times the aggregate amount of all Advances outstanding hereunder together with all Advances (as defined in the Exim Agreement) outstanding under the Exim Agreement and (B) the aggregate Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letters of Credit Reserve) that have not been cash secured as contemplated by Section 2.1.3(a); and
(b)    at any time other than during the Adjusted Streamline Period, Borrower has provided evidence to Bank that it (i) had Liquidity of at least the sum of (A) Six Million Dollars ($6,000,000.00) plus (B) the aggregate Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letters of Credit Reserve) at all times during the applicable Testing Month, and (ii) has Liquidity of at least the sum of (A) Six Million Dollars ($6,000,000.00) plus (B) the aggregate Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letters of Credit Reserve) on such day.”
“    “Streamline Facility Eligible” means:
(a)    during the Adjusted Streamline Period, Borrower has provided evidence to Bank that: (i) at all times during the applicable Testing Month, Borrower had Liquidity equal at least to the sum of (A) two (2) times the aggregate amount of all Advances outstanding hereunder together with all Advances (as defined in the Exim Agreement) outstanding under the Exim Agreement and (B) the aggregate Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letters of Credit Reserve) that have not been cash secured as contemplated by Section 2.1.3(a), and (ii) on such day, Borrower has Liquidity equal at least to the sum of (A) two (2) times the aggregate amount of all Advances outstanding hereunder together with all Advances (as defined in the Exim Agreement) outstanding under the Exim Agreement and (B) the aggregate Dollar Equivalent amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letters of Credit Reserve) that have not been cash secured as contemplated by Section 2.1.3(a); and
(b)    at any time other than during the Adjusted Streamline Period, Borrower has provided evidence to Bank that: Borrower (i) had Liquidity of at least Six Million Dollars ($6,000,000.00) at all times during the applicable Testing Month, and (ii) has Liquidity of at least Six Million Dollars ($6,000,000.00) on such day.”

9	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 1 hereto.

4.EXPENSES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.RATIFICATION OF PERFECTION CERTIFICATES.
(a)    Spire Corporation hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, delivered by Spire Corporation to Bank, and acknowledges, confirms and agrees the disclosures and information Spire Corporation provided to Bank in such Perfection Certificate have not changed, as of the date hereof.
(b)    Spire Solar hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, delivered by Spire Solar to Bank, and acknowledges, confirms and agrees the disclosures and information Spire Solar provided to Bank in such Perfection Certificate have not changed, as of the date hereof.
(c)    Spire Biomedical hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, delivered by Spire Biomedical to Bank, and acknowledges, confirms and agrees the disclosures and information Spire Biomedical provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

(d)    Spire Semiconductor hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, delivered by Spire Semiconductor to Bank, and acknowledges, confirms and agrees the disclosures and information Spire Semiconductor provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

6.	CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10.COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:
SPIRE CORPORATION
By:	/s/ Roger G. Little	By:	/s/ Robert S. Lieberman
	Roger G. Little		Robert S. Lieberman
	Chairman & CEO		CFO and Treasurer

SPIRE SOLAR, INC
By:	/s/ Roger G. Little	By:	/s/ Robert S. Lieberman
	Roger G. Little		Robert S. Lieberman
	Chairman & CEO		CFO and Treasurer

SPIRE BIOMEDICAL,INC
By:	/s/ Roger G. Little	By:	/s/ Robert S. Lieberman
	Roger G. Little		Robert S. Lieberman
	Chairman & CEO		CFO and Treasurer

SPIRE SEMICONDUCTOR, LLC
By:	Spire Corporation, a Massachusetts corporation,
its sole Member and Manager
By:	/s/ Roger G. Little	By:	/s/ Robert S. Lieberman
	Roger G. Little		Robert S. Lieberman
	Chairman & CEO		CFO and Treasurer

BANK:
SILICON VALLEY BANK
By:	/s/ Kate Leland
Kate Leland
VP

Schedule 1

EXHIBIT B

SPECIALTY FINANCE DIVISION
Compliance Certificate

I, an authorized officer of SPIRE CORPORATION, SPIRE SOLAR, INC., SPIRE BIOMEDICAL, INC. and SPIRE SEMICONDUCTOR, LLC (jointly and severally, individually and collectively, “Borrower”) certify under the Second Amended and Restated Loan and Security Agreement (as amended, the “Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows for the period ending _____________________________ (all capitalized terms used herein shall have the meaning set forth in the Agreement):

Borrower represents and warrants for each Financed Receivable:

Each Financed Receivable is an Eligible Account;

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Advance Request and Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Advance Request and Invoice Transmittal date;

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

Additionally, Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Borrower has good title to the Collateral, free of Liens except Permitted Liens. All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

Borrower is in compliance with the financial covenant set forth in Section 6.7 of the Agreement.

All other representations and warranties in the Agreement are true and correct in all material respects on this date, and Borrower represents that there is no existing Event of Default.

Financial Covenant

Required     Actual        Compliance

Liquidity            >$1,000,000      $ ______        Yes No

Streamline Facility Eligibility

Required        Actual        Eligible

Liquidity            $______*    $_____        Yes No

*As set forth in the definition of Streamline Facility Eligible.

Letter of Credit Eligibility

Required        Actual        Eligible

Liquidity             $______*        $_____        Yes No

*As set forth in the definition of Letter of Credit Facility Eligible.

Applicable Rate Reduction when Streamline Facility Eligible (not applicable during the Adjusted Streamline Period)

Required        Actual        Eligible for Reduction

Three-Month Net Income         >$1.00            $_____        Yes No N/A
Sincerely,

SPIRE CORPORATION
SPIRE SOLAR, INC.
SPIRE BIOMEDICAL, INC.

SPIRE SEMICONDUCTOR, LLC

________________________
Signature
________________________
Title
________________________
Date

56120/83
1378805.1